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Katy Hall

Corporate Communications

(918) 588-6502

CoBiz Shareholders Approve Merger with BOK Financial

TULSA, Okla., Sept. 27, 2018 -- Shareholders of CoBiz Financial Inc. (NASDAQ: COBZ) today approved the company’s merger with BOK Financial Corporation (NASDAQ: BOKF) at a special meeting of shareholders.

The merger was first announced in June 2018. As of June 30, 2018, CoBiz had approximately $3.9 billion in assets, $3 billion in loans and $3.1 billion in deposits.

The merger is expected to close on Oct. 1. CoBiz shareholders will receive 0.17 shares of BOK Financial stock and $5.70 cash for each share of CoBiz common stock that they own.

“The CoBiz acquisition is an important milestone for our company, and we look forward to welcoming CoBiz employees and customers to the BOK Financial family,” said Steven G. Bradshaw, president and chief executive officer of BOK Financial. "Over the past several months as we’ve prepared for closing, we’ve been highly impressed by the entire CoBiz team, their can-do attitude, and their enthusiasm about becoming a part of BOK Financial. Now, we can collectively move forward to deliver on the promise of this acquisition.”

BOK Financial now expects to incur approximately $44 million of pre-tax acquisition-related charges, with approximately 50 percent expected to be recorded in 2018 and the balance in 2019. The merger is expected to be six percent accretive to earnings in 2019, and nine percent accretive to earnings in 2020, the first full year with synergies. The merger is also expected to deliver an internal rate of return in excess of 20 percent and be accretive to BOK Financial’s return on equity, return on assets, net interest margin, and efficiency ratio.

After conversion, which is expected to occur in the first quarter of 2019, all banking operations will be conducted under the BOK Financial brand in both Colorado and Arizona.

About BOK Financial Corporation

BOK Financial Corporation is a $34 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial's holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill

Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Mobank, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ), is a $3.8 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The company’s subsidiaries are: Colorado Business Bank and Arizona Business Bank, which provide commercial banking services; CoBiz Private Client Advisors which offers private banking through CoBiz Private Bank and investment management and wealth planning through CoBiz Wealth; and CoBiz Insurance which delivers employee benefits, and property and casualty insurance brokerage.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CoBiz Financial Inc.’s and BOK Financial Corporation’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in CoBiz Financial Inc.’s and BOK Financial Corporation’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating CoBiz Financial Inc.’s business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BOK Financial Corporation’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives;

competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed merger, BOK Financial Corporation filed with the SEC a Registration Statement on Form S-4 that included the Proxy Statement of CoBiz Financial Inc. and a Prospectus of BOK Financial Corporation, as well as other relevant documents concerning the transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER E AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BOK Financial Corporation and CoBiz Financial Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from CoBiz Financial Inc. at ir.cobizfinancial.com or from BOK Financial Corporation by accessing BOK Financial Corporation’s website at www.bokf.com.  Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to CoBiz Financial Inc. Investor Relations at CoBiz Financial Inc. Investor Relations, 1401 Lawrence Street, Suite 1200, Denver, CO, by calling (303) 312-3412, or by sending an e-mail to info@cobizfinancial.com or to BOK Financial Corporation Investor Relations at Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma, by calling (918) 588-6000 or by sending an e-mail to investorrelations@bokf.com.

Information regarding CoBiz Financial Inc.’s directors and executive officers is contained in CoBiz Financial Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 9, 2018, which are filed with the SEC.  Information regarding BOK Financial Corporation’s directors and executive officers is contained in BOK Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 15, 2018, which are filed with the SEC.